Exhibit 23.4

WRITTEN CONSENT OF KING & WOOD

April 4, 2011

21Vianet Group, Inc.

M5, 1 Jiuxianqiao East Road,

Chaoyang District,

Beijing 100016,

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to (i) the use of our name under the captions “Risk Factors” “Our Corporate History and Structure,” “Enforceability of Civil Liabilities,” “Regulation”, “Taxation” and “Legal Matters” to the extent they constitute matters of PRC law, in the registration statement on Form F-1 dated the date hereof (the “Registration Statement”) filed by 21Vianet Group, Inc. (the “Company”) with the U.S. Securities and Exchange Commission, and (ii) the filing of this letter as an exhibit to the Registration Statement, each as such Registration Statement may be amended or supplemented from time to time subsequent to the date hereof, whether before or after its effectiveness.

Our offices are located at 40th Floor, Office Tower A, Beijing Fortune Plaza, 7 Dongsanhuan Zhonglu, Chaoyang District, Beijing 100020, People’s Republic of China.

Very truly yours,

/s/ King & Wood
King & Wood